UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2023

Insteel Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-9929	56-0674867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1373 Boggs Drive
Mount Airy, North Carolina 27030
(Address of Principal Executive Offices, and Zip Code)

(336) 786-2141
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2023, the Board of Directors (the “Board”) of Insteel Industries, Inc. (the “Company”) approved and adopted certain amendments (the “Amendments”) to the Company’s Bylaws (the “Bylaws” and, as amended, the “Amended Bylaws”), which became effective immediately.

The Amendments update various provisions of the Bylaws to modify the advance notice provisions and make technical changes in light of the universal proxy rules adopted by the U.S. Securities and Exchange Commission. Specifically, the amendments modify the timeframe for providing advance notice of nominations and shareholder proposals for consideration at the annual meeting (other than those included in the Company’s proxy materials) to provide that such notice must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting, subject to adjustment in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if no annual meeting was held in the preceding year. In addition, the Amendments require (i) certain representations with respect to the stock ownership and the solicitation intention of a Proposing Shareholder (as defined in the Amended Bylaws); (ii) additional compensation and background information from a Proposed Nominee (as defined in the Amended Bylaws) in addition to certain representations regarding qualification, willingness to serve, Voting Commitments (as defined in the Amended Bylaws), future fiduciary obligations and compliance with the Company’s governing documents; (iii) in connection with any business to be proposed, the text of any proposal and any Board resolutions to be considered in connection thereto; and (iv) from a Proposing Shareholder, Proposed Nominee and any Shareholder Associated Person (as defined in the Amended Bylaws) certain information on voting rights, legal proceedings, other rights separable from shares of Company stock and associates contacted in connection with the matter or individual to be proposed.

The Amendments also align the Bylaws with recent amendments to the North Carolina Business Corporation Act relating to shareholder meetings held solely by means of remote communication and make various other conforming and technical changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.   Other Events

On August 15, 2023, the Company issued a news release announcing that its Board has declared its regular quarterly cash dividend of $0.03 per share of common stock, payable on September 29, 2023, to shareholders of record as of September 15, 2023. A copy of this release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

Exhibit 3.1	Bylaws of Insteel Industries, Inc., as amended on August 15, 2023.

Exhibit 99.1	News Release dated August 15, 2023 announcing declaration of a quarterly cash dividend of $0.03 per share.

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

By:	/s/ Elizabeth C. Southern
Name:	Elizabeth C. Southern
Title:	Vice President Administration, Secretary and Chief Legal Officer
Date:	August 15, 2023